Exhibit 99.1

FOR MORE INFORMATION, CONTACT:
Terry Huch
Senior Director, Investor Relations &
Corporate Communications
847/405-2515
thuch@cfindustries.com

Terra Nitrogen Company, L.P. Reports Third Quarter 2011 Results and Announces Cash Distribution

DEERFIELD, IL (November 1, 2011)—Terra Nitrogen Company, L.P. (TNCLP) (NYSE: TNH) today reported net earnings of $128.4 million on net sales of $203.3 million for the three months ended September 30, 2011.  This compares to net earnings of $35.2 million on net sales of $136.0 million for the three months ended September 30, 2010.  Net earnings allocable to common units were $72.4 million ($3.91 per common unit) and $25.9 million ($1.40 per common unit) for the 2011 and 2010 third quarters, respectively.

Results for the third quarter of 2011 included an unrealized non-cash mark-to-market loss on natural gas derivatives of $1.8 million compared to a loss of $7.2 million in the third quarter of 2010.

For the first nine months of 2011, TNCLP reported net earnings of $378.2 million on net sales of $597.9 million.  This compares to net earnings of $135.8 million on net sales of $421.7 million for the first nine months of 2010.  Net earnings allocable to common units were $212.1 million ($11.46 per common unit) and $99.9 million ($5.40 per common unit) for the first nine months of 2011 and 2010, respectively.

Analysis of Results

Net sales for the 2011 third quarter totaled $203.3 million, compared to net sales of $136.0 million for the 2010 third quarter.  This increase was due to higher ammonia and urea ammonium nitrate solutions (UAN) selling prices and sales volumes.  The increase in prices resulted from an improved supply/demand balance for nitrogen products in North America and globally.  The increase in sales volume reflected higher production.

From the 2010 to the 2011 third quarter, TNCLP’s:

•                  UAN and ammonia selling prices increased by 63 and 24 percent, respectively;

•                  UAN and ammonia sales volumes increased by 8 and 11 percent, respectively; and

•                  Realized natural gas unit costs increased by 5 percent.

Cash Distribution

TNCLP reported today that its Board of Directors has declared a cash distribution for the quarter ended September 30, 2011, of $3.96 per common limited partnership unit payable November 29, 2011, to holders of record as of November 14, 2011.

Cash distributions depend on TNCLP’s earnings, which can be affected by nitrogen fertilizer selling prices, natural gas costs, seasonal demand, production levels and weather, as well as cash requirements for working capital needs and capital expenditures. When the total distribution exceeds targeted levels, as is the case with this distribution, a higher proportion is allocated to the General Partner.

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

About TNCLP

Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

TNCLP is the sole limited partner of Terra Nitrogen, Limited Partnership (TNLP), owner of the Verdigris, Oklahoma manufacturing facility and related assets.  Terra Nitrogen GP Inc., an indirect, wholly-owned subsidiary of CF Industries Holdings, Inc., is the General Partner of TNCLP and exercises full control over all of TNCLP’s business affairs.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate.  Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements.  As a result, these statements speak only as of the date they were made and TNCLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  These risks, uncertainties and assumptions include, among others:

•                  risks related to TNCLP’s reliance on one production facility;

•                  the volatile cost of natural gas;

•                  the cyclical nature of TNCLP’s business;

•                  the global commodity nature of TNCLP’s fertilizer products, the impact of global supply and demand on TNCLP’s selling prices, and the intense global competition in the consolidating markets in which the partnership operates;

•                  conditions in the U.S. agricultural industry;

•                  reliance on third party transportation providers;

•                  weather conditions;

•                  potential liabilities and expenditures related to environmental and health and safety laws and regulations;

•                  future regulatory restrictions and requirements related to greenhouse gas emissions, climate change or other environmental requirements;

•                  TNCLP’s inability to predict seasonal demand for its products accurately;

•                  risks involving derivatives and the effectiveness of TNCLP’s risk measurement and hedging activities;

•                  the fact that CF Industries and its affiliates are engaged in fertilizer manufacturing;

•                  dependence on CF Industries and its employees;

•                  acts of terrorism and regulations to combat terrorism;

•                  limited access to capital; and

•                  deterioration of global market and economic conditions.

Additional information as to these and other factors can be found in TNCLP’s 2010 Form 10-K.

# # #

Terra Nitrogen Company, L.P. news announcements are also available on CF Industries’ Web site, www.cfindustries.com.

TERRA NITROGEN COMPANY, L.P.

CONSOLIDATED BALANCE SHEETS

	(unaudited)
	September 30,	December 31,
	2011	2010
	(in millions, except for units)
ASSETS
Current assets:
Cash and cash equivalents	$144.0	$124.8
Demand deposits with General Partner Affiliates	37.9	6.1
Accounts receivable, net	0.7	33.4
Inventories, net	21.4	27.6
Prepaid expenses and other current assets	—	1.2
Total current assets	204.0	193.1

Property, plant and equipment, net	79.4	83.2
Plant turnaround, net	7.4	13.4
Other assets	6.3	7.0
Total assets	$297.1	$296.7

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$21.9	$24.3
Customer advances	0.1	61.2
Other current liabilities	4.5	0.8
Total current liabilities	26.5	86.3

Noncurrent liabilities	1.1	0.4

Partners’ capital:
Limited partners’ interests, 18,501,576 Common Units authorized, issued and outstanding	236.5	208.5
Limited partners’ interests, 184,072 Class B Common Units authorized, issued and outstanding	1.1	0.6
General partner’s interest	31.9	0.9
Total partners’ capital	269.5	210.0
Total liabilities and partners’ capital	$297.1	$296.7

TERRA NITROGEN COMPANY, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
	(in millions, except per unit amounts)
Net sales:
Product sales to an Affiliate of the General Partner	$203.1	$—	$597.1	$—
Product sales	—	136.0	—	421.3
Other income from an Affiliate of the General Partner	0.1	—	0.5	—
Other income	0.1	—	0.3	0.4
Total	203.3	136.0	597.9	421.7

Cost of goods sold:
Materials, supplies and services	65.5	91.9	192.6	260.9
Services provided by the General Partner and Affiliates	4.9	4.9	14.5	12.6
Gross margin	132.9	39.2	390.8	148.2
Selling, general and administrative services provided by the General Partner and Affiliates	3.7	3.5	10.7	11.0
Other general and administrative expenses	0.8	0.3	1.9	1.1

Earnings from operations	128.4	35.4	378.2	136.1
Interest expense (income) - net	—	0.2	—	0.3

Net earnings	$128.4	$35.2	$378.2	$135.8

Allocation of net earnings:
General Partner	$54.8	$9.0	$162.5	$34.6
Class B Common Units	1.2	0.3	3.6	1.3
Common Units	72.4	25.9	212.1	99.9
Net earnings	$128.4	$35.2	$378.2	$135.8

Net earnings per common unit	$3.91	$1.40	$11.46	$5.40

TERRA NITROGEN COMPANY, L.P.

SUMMARIZED OPERATING INFORMATION

	2011		2010
	Sales	Average	Sales	Average
Three months ended	Volumes	Price	Volumes	Price
September 30,	(000 tons)	($/ton)	(000 tons)	($/ton)[2]
Ammonia	97	$455	87	$366
UAN[1]	525	$295	485	$181

	2011		2010
	Sales	Average	Sales	Average
Nine months ended	Volumes	Unit Price	Volumes	Unit Price
September 30,	(000 tons)	($/ton)	(000 tons)	($/ton)[2]
Ammonia	301	$453	240	$342
UAN[1]	1,607	$285	1,499	$193

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Natural Gas Costs/MMBtu[3]	$4.51	$4.29	$4.33	$4.67

1	The nitrogen content of UAN is 32% by weight.
2	After deducting outbound freight costs.
3	Includes the cost of natural gas purchases and realized gains and losses on natural gas derivatives.